RAPID MICRO BIOSYSTEMS, INC. 2023 INDUCEMENT PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enable the Company to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by the Company or its Subsidiaries to accept employment and provide them with equity ownership opportunities and/or equity-linked compensatory opportunities. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. Capitalized terms used in the Plan are defined in Article X.
ARTICLE II.
ELIGIBILITY
Employees to whom the Company may issue securities without stockholder approval in accordance with Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Employees receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1    Number of Shares. Subject to adjustment under Article VII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2    Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.
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4.3    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above).
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Employees subject to the limitations in the Plan. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be automatically extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 8.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5    Payment Upon Exercise. Subject to Section 9.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Employee, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Employees Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
7.1    Equity Restructuring(a)    . In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 7.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
7.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Laws or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the

Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; and/or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
7.3    Non-Assumption of Awards. Notwithstanding Section 7.2 above, if a Change in Control occurs and a Participant’s Award(s) are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then immediately prior to the Change in Control such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (A) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
7.4    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
7.5    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 7.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VII.
ARTICLE VIII.
GENERAL PROVISIONS APPLICABLE TO AWARDS
8.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
8.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
8.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
8.4    Termination of Status. The Administrator will determine how a Participant’s Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award (including whether and when a Termination of Service has occurred) and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
8.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 9.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their fair market value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Administrator, any combination of the foregoing payment forms approved by the Company. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for

Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
8.6    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type and changing the exercise or settlement date. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VII or pursuant to Section 9.6. Further, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
8.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
8.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
ARTICLE IX.
MISCELLANEOUS
9.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
9.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
9.3    Effective Date and Term of Plan. The Plan will become effective immediately on the date the Board adopted the Plan, and remain in effect until it is terminated by the Board.
9.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected

Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination.
9.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
9.6    Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 9.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A. Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
9.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the

Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
9.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
9.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 9.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 9.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
9.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
9.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
9.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
9.13    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall

Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
9.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
9.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
9.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
9.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 8.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE X.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1    “Administrator” means the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors.
11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Dividend Equivalents.
11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5    “Board” means the Board of Directors of the Company.

11.6    “Cause” means (i) if a Participant is a party to a written employment agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
11.7    “Change in Control” means and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9    “Common Stock” means the Class A common stock of the Company.
11.10    “Company” means Rapid Micro Biosystems, Inc., a Delaware corporation, or any successor.
11.11     “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
11.12    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.13    “Director” means a Board member.
11.14    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.15    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.16    “Employee” means any employee of the Company or its Subsidiaries.
11.17    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.19    “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
11.20    “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
11.21    “Non-Qualified Stock Option” means an Option not intended or not qualifying as an “incentive stock option” as defined in Section 422 of the Code.
11.22    “Option” means an option to purchase Shares, which will all be Non-Qualified Stock Options.
11.23    “Overall Share Limit” means 330,000 Shares.
11.24     “Participant” means an Employee who has been granted an Award.
11.25    “Plan” means this 2023 Inducement Plan.
11.26    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.27    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI, subject to certain vesting conditions and other restrictions.
11.28    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.29    “Securities Act” means the Securities Act of 1933, as amended.
11.30    “Service Provider” means an Employee, Consultant or Director.
11.31    “Shares” means shares of Common Stock.
11.32    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.33    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.34    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.35    “Termination of Service” means Participant ceasing to be a Service Provider.
* * * * *

RAPID MICRO BIOSYSTEMS, INC. 2023 INDUCEMENT PLAN
GLOBAL STOCK OPTION GRANT NOTICE
Capitalized terms not specifically defined in this Global Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Inducement Plan (as amended from time to time, the “Plan”) of Rapid Micro Biosystems, Inc. (the “Company”).
The Company has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Global Stock Option Agreement attached as Exhibit A including any additional terms and conditions set forth in any appendix for Participant’s country (the “Appendix” and, together with the Global Stock Option Agreement, the “Agreement”), both of which are incorporated into this Grant Notice by reference. This Option has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of NASDAQ Stock Market, Inc., and is not intended to be an “incentive stock option” under Section 422 of the Code.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

RAPID MICRO BIOSYSTEMS, INC.	PARTICIPANT
By:
Name:
Title:

GLOBAL STOCK OPTION AGREEMENT
Capitalized terms not specifically defined in this Global Stock Option Agreement, including any additional terms and conditions for Participant’s country set forth in the Appendix hereto (together, this “Agreement”) shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
ARTICLE II.
PERIOD OF EXERCISABILITY
2.1    Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason. For the avoidance of doubt, employment or other service during only a portion of the vesting period, but where Termination of Service has occurred prior to a vesting date, shall not entitle Participant to vest in a pro-rata portion of the Option.
For purposes of the Option, the Administrator shall have the exclusive discretion to determine when Participant is no longer a Service Provider under the Plan, notwithstanding whether Participant may still be considered an Employee or Consultant under Applicable Laws. In particular, the Administrator may determine that Participant’s Termination of Service is deemed to occur as of the date Participant is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any), without regard to any contractual notice period or any period of “garden leave” or similar period mandated under the Applicable Laws of the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any.
2.2    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.
2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)    The final expiration date in the Grant Notice;
(b)    Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;
(c)    Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and

(d)    Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.
ARTICLE III.
EXERCISE OF OPTION
3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.
3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
3.3    Representation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Participant’s exercise of the Option or subsequent sale of Shares. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Option and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.4    Responsibility for Taxes.
(a)    Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary which employs Participant or to which Participant otherwise renders services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the exercise of the Option, or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:
(i)    requiring Participant to make a payment in a form acceptable to the Company;
(ii)    withholding from wages or other cash compensation payable to Participant;
(iii)    withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent);
(iv)    withholding in Shares to be issued upon exercise of the Option, provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Administrator shall establish the method of withholding from alternatives (i)-(iii) herein and, if the

Committee does not exercise its discretion prior to the withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above; and
(v)    any other method of withholding determined by the Company and to the extent required by Applicable Laws or the Plan, approved by the Administrator.
(c)    The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying withholding obligations for Tax-Related Items.
(d)    The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
ARTICLE IV.
OTHER PROVISIONS
4.1    Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)    the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)    the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(h)    if the underlying Shares do not increase in value, the Option will have no value;
(i)    if Participant exercises the Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);
(k)    unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;
(l)    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)    the following provisions apply only if Participant is providing services outside the United States:
(i)    the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose; and
(ii)    neither the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise of the Option.
4.2    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, or comparable non-U.S. postal service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5    Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any other securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without his or her consent to the extent necessary to comply with Applicable Laws applicable to issuance of Shares.
4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or other service of the Company, the Service Recipient or any Subsidiary or interferes with or restricts in any way the rights of the Company, the Service Recipient and any other Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Service Recipient or another Subsidiary and Participant.
4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
4.13    Data Privacy. In accepting the Option, Participant explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Grant Notice and this Agreement and any other grant materials by an and among, as applicable, the Company, the Service Recipient and any other Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company, the Service Recipient and other Subsidiaries hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social security number, passport or other identification number, salary, nationality, job title, or any shares of stock or directorships held in the

Company, and details of all awards or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant further understands that the Company, the Service Recipient and/or other Subsidiaries will transfer Data among themselves as necessary for the exclusive purposes of implementation, administration and management of Participant’s participation in the Plan, and that the Company, the Service Recipient and/or other Subsidiaries may each further transfer Data to Fidelity Stock Plan Services, LLC and certain of its affiliates (“Fidelity”) or such other third party, which are assisting the Company (or may assist the Company in the future) with the implementation, administration, and management of the Plan.

Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the United States may have different data privacy laws and protections than Participant’s country. Participant understands that, if Participant resides outside the United States, Participant may request a list with the names and addresses of Data Recipients by contacting in writing Participant’s local human resources representative. Participant authorizes the recipients of Data to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

Participant understands that, if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data to make the information contained therein factually accurate, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consents, Participant’s employment status or career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the consents is that the Company would not be able to grant the Option or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing the consents may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact in writing Participant’s local human resources representative.

Upon request of the Company or the Service Recipient, Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Service Recipient) that the Company and/or the Service Recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s jurisdiction(s), either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.

4.14    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.15    Language. Participant acknowledges that Participant is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in the English language, and understands the content of the Grant Notice or this Agreement and other Plan-related materials . If Participant has received the Grant Notice and this Agreement or any other document related to the Plan and/or the Option translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.16    Governing Law and Venue. The Option, the Grant Notice and this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
For purposes of any action, lawsuit or other proceedings that arises under this Award or the Grant Notice and this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this Award is made and/or to be performed.
4.17    Appendix. Notwithstanding any provisions in this Global Stock Option Agreement, the Option shall be subject to any additional terms and conditions set forth in any Appendix to this Global Stock Option Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
4.18    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
4.19    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country or broker’s country, or the country in which Stock is listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the Option) or rights linked to the value of Stock, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the United States and Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
4.20    Exchange Control, Foreign Asset/Account Reporting Requirements. Participant acknowledges that Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. Applicable Laws may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
4.21    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Grant Notice and this Agreement shall not operate or be construed as a waiver of any other provision of the Grant Notice and this Agreement, or of any subsequent breach by Participant or any other Participant.

By electronically accepting the Grant Notice and this Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and the Grant Notice and this Agreement.
* * * * *

APPENDIX
TO
GLOBAL STOCK OPTION AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Global Stock Option Agreement (the “Option Agreement”) and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities, exchange controls, tax and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the information contained herein may not be applicable to Participant in the same manner.

EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM
Data Privacy. The following provisions replace Section 4.13 of the Option Agreement:

(a)    Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is Participant’s consent.
(b)    Stock Plan Administration Service Providers. The Company transfers Data to Fidelity Stock Plan Services, LLC. and certain of its affiliated companies (“Fidelity”), an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Where required, the legal basis for the transfer of Data to Fidelity is Participant’s consent. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with Fidelity, with such agreement being a condition to the ability to participate in the Plan.
(c)    International Data Transfers. The Company and its service providers, including Fidelity are based in the U.S. Participant’s country or jurisdiction may have different data privacy laws and protections than the U.S. Where required, the legal basis for the transfer of Data to these recipients is Participant’s consent.
(d)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with Applicable Laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. This period may extend beyond Participant’s period of employment or other service with the Service Recipient.
(e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a voluntary basis. Participant understands that Participant may request to stop the transfer and processing of Participant’s Data for purposes of Participant’s participation in the Plan and that Participant’s compensation from or employment relationship with the Service Recipient will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow Participant to participate in the Plan. Participant understands that Participant’s Data will still be processed in relation to Participant’s employment or service and for record-keeping purposes.
(f)    Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact Participant’s local human resources representative.

AUSTRALIA
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies, subject to the conditions therein.

Securities Law Information. If Participant acquires Shares pursuant to the Option and offers his or her Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

CHINA
Terms and Conditions
The following terms and conditions will apply to Participant to the extent that the Company, in its discretion, determines that Participant’s participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the State Administration of Foreign Exchange (“SAFE”).
Expiration of Option. Notwithstanding Section 2.3(c) of the Option Agreement, if the event of Participant’s Termination of Service for any reason (even if by reason of Participant’s death or Disability), the Option, to the extent vested as of the Termination of Service, will expire at the close of business at Company headquarters on the date six months after the Termination of Service.
Payment Upon Exercise. Notwithstanding Section 5.5 of the Plan, Participant may pay the Exercise Price only by using the cashless exercise method described in Section 5.5(b) of the Plan. The Company reserves the right to provide Participant with additional methods of payment depending on the development of local law.
Additional Vesting and Exercise Condition. The following provisions supplement the “Vesting Schedule” section of the Grant Notice and Section 2.1 of the Option Agreement:
Notwithstanding anything to the contrary in the Grant Notice or the Option Agreement, the Option shall not vest or become exercisable, unless and until all necessary exchange control or other approvals with respect to the Option under the Plan have been obtained from SAFE or its local counterpart (“SAFE Approval”), and provided that such SAFE Approval is maintained through the date of exercise. If or to the extent the Company is unable, or if the Company chooses not, to obtain the SAFE Approval, no Shares subject to the Option for which SAFE Approval is not completed or maintained shall be issued.  If Participant’s status as a Service Provider is terminated prior to the SAFE Approval, Participant shall not be entitled to vest in any portion of the Option and the Option shall be forfeited without any liability to the Company, the Service Recipient or any other Subsidiary.
Stock Must Remain With Company’s Designated Broker. Participant agrees to hold any Shares received upon exercise of the Option with the Company’s designated broker until the Shares are sold. The limitation shall apply to all Shares issued to Participant under the Plan, whether or not Participant continues to be a Service Provider with the Company, the Service Recipient or any other Subsidiary.
Forced Sale of Shares. The Company has the discretion to arrange for the sale of the Shares issued upon exercise of the Option, either immediately upon exercise or at any time thereafter. In any event, if Participant is terminated as a Service Provider, Participant will be required to sell all Shares acquired upon exercise of the Option within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on Participant’s behalf pursuant to this authorization without further consent). Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. Participant acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. Participant understands and agrees that Participant will be required to immediately repatriate to China any proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares. Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or a Subsidiary), and Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or a Subsidiary) on Participant’s behalf prior to being delivered to Participant and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to Participant in U.S. dollars, Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to Participant in local currency, Participant acknowledges that the Company (or its Subsidiaries) are under no obligation to secure any particular exchange conversion rate and that the Company (or its Subsidiaries) may face delays in converting the proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company (or its Subsidiaries) in the future in order to facilitate compliance with exchange control requirements in China.
Administration. The Company (or its Subsidiaries) shall not be liable for any costs, fees, lost interest or dividends or other losses that Participant may incur or suffer resulting from the enforcement of the terms of the Agreement or otherwise from the Company’s operation and enforcement of the Plan in accordance with any applicable laws, rules, regulations and requirements.
FRANCE
Terms and Conditions
Language Consent. In accepting the Option, Participant confirms that he or she has read and understood the documents relating to the Option (the Plan and the Agreement, including this Appendix), which were provided to Participant in the English language. Participant accepts the terms of these documents accordingly.

Consentement relatif à la Langue utilisée. En acceptant l’attribution de l’Option, le Participant confirme avoir lu et compris les documents relatifs à l’attribution (le Contrat et le Plan), qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications
Tax Information. Participant understands and agrees that the Option are not intended to qualify for specific tax and social security treatment in France under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank. If Participant receives cross-border payments in excess of EUR 12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, Participant must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.deand is available in both German and English.
IRELAND

Terms and Conditions
Director Notification Requirement. If Participant is a director, shadow director, de facto director or secretary of an Irish Subsidiary, he or she must notify the Irish Subsidiary in writing if (i) Participant receives or disposes of an interest exceeding 1% of the voting equity of the Company (e.g., the Option, Shares, etc.), (ii) Participant becomes aware of an event giving rise to a notification requirement, or (iii) Participant becomes a director (including a shadow director or a de facto director) or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director, de facto director or secretary).
ITALY
Terms and Conditions
Plan Document Acknowledgement. Participant acknowledges that Participant has read and specifically and expressly acknowledges the Grant Notice, sections of the Option Agreement (Section 1.1 (Grant of Option), Section 2.1 (Commencement of Exercisability), Section 3.3 (Representation), Section 3.4 (Responsibility for Taxes), Section 4.1 (Nature of Grant), Section 4.11 (Not a Contract of Employment), Section 4.14 (Electronic Delivery and Participation), Section 4.15 (Language), Section 4.16 (Governing Law and Venue), and Section 4.17 (Appendix)), and the “Data Privacy” provision of this Appendix.
JAPAN

Notifications

Exchange Control Information. If Participant acquires Shares valued at more than JPY 100 million in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares.

KOREA
There are no country-specific provisions.
NETHERLANDS
There are no country-specific provisions.
SINGAPORE

Terms and Conditions
Sale of Shares. If Participant exercises the Option within six months of the Grant Date, Participant agrees that he or she will not sell or offer to sell the Shares acquired prior to the six-month anniversary of the Grant Date, unless such sale or offer to sell in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or any other applicable provisions of the SFA.
Notifications
Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA and not with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Obligation. If Participant is a director, associate director, or shadow director of a Singapore Subsidiary, Participant may be subject to certain notification requirements under the Singapore

Companies Act. To the extent applicable to directors of a Singapore Subsidiary, these requirements include an obligation to notify the Singaporean Subsidiary in writing of an interest (e.g., the Option or Shares) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest, and (iii) becoming a director, associate director or shadow director.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provisions supplement Section 3.4 of the Option Agreement:
Without limitation to Section 3.4 of the Option Agreement, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by Participant within 90 days of the end of the UK tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs” ) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Service Recipient, as applicable, any employee NICs due on this additional benefit, which the Company or the Service Recipient may recover from Participant by any of the means referred to in Section 3.4 of the Option Agreement.
Joint Election for Transfer of Employer NICs. As a condition of participation in the Plan and the vesting or exercise of the Option, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Service Recipient (or any successor to the Company or the Service Recipient) in connection with the Option and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Service Recipient (the “Joint Election”), which is attached to this Appendix, the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Service Recipient. Participant further agrees that the Company and/or the Service Recipient may collect the Employer’s NICs from Participant by any of the means set forth in Section 3.4 of the Option Agreement.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Service Recipient, as applicable, the Company, in its sole discretion and without any liability to the Company or the Service Recipient, may choose not to issue or deliver any Shares or proceeds from the sale of Shares to Participant upon exercise of the Option.

IMPORTANT NOTE: By accepting the Option (whether by signing the Grant Notice or via the Company’s designated electronic acceptance procedures), Participant is agreeing to be bound by the terms of the Joint Election. Participant should read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election. If requested by the Company, Participant agrees to execute the Joint Election in hard copy even if Participant has accepted the Agreement through the Company's electronic acceptance procedure. By entering into the Joint Election, Participant agrees that any employer’s NICs liability that may arise in connection with participation in the Plan will be transferred to Participant, and Participant authorizes the Service Recipient to recover an amount sufficient to cover this liability by such methods, including but not limited to, deductions from Participant’s salary or other payments due or the sale of sufficient Shares acquired pursuant to the Option.

RAPID MICRO BIOSYSTEMS, INC.
2023 INDUCEMENT PLAN
(UK EMPLOYEES)
Election to Transfer the Employer's Secondary Class 1 National Insurance Liability to the Employee
1.    PARTIES
This Election is between:
(A)    The individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive options (“Options”) pursuant to the terms and conditions of the Rapid Micro Biosystems, Inc. 2023 Inducement Plan (the “Plan”), and
(B)    Rapid Micro Biosystems, Inc., 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, USA (the “Company”), which may grant Options under the Plan and is entering into this Form of Election on behalf of the Employer.
2.    PURPOSE OF ELECTION
2.1    This Election relates to all Options granted to Employee under the Plan up to the termination date of the Plan.
2.2    In this Election the following words and phrases have the following meanings:
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income" from Options on which Employer's National Insurance Contributions becomes due is defined as:
(i)    an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)    an amount that counts as employment income of the earner under section 438 ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)    any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)    the acquisition of securities pursuant to the Options (within the meaning of section 477(3)(a) of ITEPA);
(B)    the assignment (if applicable) or release of the Options in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)    the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.

“Taxable Event” means any event giving rise to Relevant Employment Income.
2.3    This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
2.4    This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5    This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.6    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Global Stock Option Agreement. This Election will have effect in respect of the Options and any awards which replace or replaced the Options following their grant in circumstances where section 483 of ITEPA applies.
3.    ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by accepting the Option (including by electronic means) or by separately signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.    PAYMENT OF THE EMPLOYER’S LIABILITY
4.1    The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)    directly from the Employee by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or
(iv)    where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Options, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or
(v)    by any other means specified in the Global Stock Option Agreement.
4.2    The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Options to the Employee until full payment of the Employer’s Liability is received.

4.3    The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5.    DURATION OF ELECTION
5.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
5.2    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Options in circumstances where section 483 of ITEPA applies.
5.3    This Election will continue in effect until the earliest of the following:
(i)    the Employee and the Company agree in writing that it should cease to have effect;
(ii)    on the date the Company serves written notice on the Employee terminating its effect;
(iii)    on the date HMRC withdraws approval of this Election; or
(iv)    after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.4    This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Electronic Acceptance/Signature page follows]

Acceptance by the Employee
The Employee acknowledges that by accepting the Option, (whether by clicking on the “Accept” box where indicated in the Company’s electronic acceptance procedure or by signing the Global Stock Option Grant Notice in hard copy) or by separately signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.
Signed

_________________________________________________
The Employee

Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company

_________________________________________________
Name
Title

SCHEDULE OF EMPLOYER COMPANIES
The following are the employing companies to which this Joint Election may apply:

Name:	[insert]
Registered Office:	[insert]
Company Registration Number:	[insert]
Corporation Tax Reference:	[insert]
PAYE Reference:	[insert]

RAPID MICRO BIOSYSTEMS, INC. 2023 INDUCEMENT PLAN
GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Global Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Inducement Plan (as amended from time to time, the “Plan”) of Rapid Micro Biosystems, Inc. (the “Company”).
The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Global Restricted Stock Unit Agreement attached as Exhibit A, including any additional terms and conditions set forth in any appendix for Participant’s country (the “Appendix” and, together with the Global Restricted Stock Unit Agreement, the “Agreement”), both of which are incorporated into this Grant Notice by reference. The RSUs have been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of NASDAQ Stock Market, Inc.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

RAPID MICRO BIOSYSTEMS, INC.	PARTICIPANT
By:
Name:
Title:

GLOBAL RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Global Restricted Stock Unit Agreement, including any additional terms and conditions for Participant’s country set forth in the Appendix hereto (together, this “Agreement”) shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Award of RSUs and Dividend Equivalents.
(a)    The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.
(b)    The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
2.1    Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates. For the avoidance of doubt, employment or other service during only a portion of the vesting period, but where Termination of Service has occurred prior to a vesting date, shall not entitle Participant to vest in a pro-rata portion of the RSUs or Dividend Equivalents.
For purposes of the RSUs and Dividend Equivalents, the Administrator shall have the exclusive discretion to determine when Participant is no longer a Service Provider under the Plan, notwithstanding whether Participant may still be considered an Employee or Consultant under Applicable Laws. In particular, the Administrator may determine that Participant’s Termination of Service is deemed to occur as of the date Participant is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any), without regard to any contractual notice period or any period of “garden leave” or similar period mandated under the Applicable Laws of the jurisdiction where

Participant is rendering services or the terms of Participant’s employment or other service agreement, if any.
2.2    Settlement.
(a)    RSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(b)    If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Responsibility for Taxes.
(a)    Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary which employs Participant or to which Participant otherwise renders services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to the settlement of any RSUs and the receipt of any dividends or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Unless otherwise determined by the Administrator, any applicable withholding obligations or rights for Tax-Related Items shall be satisfied in full by an arrangement whereby (i) the Company shall issue to a broker, designated by the Company and acting on behalf of the Participant, a number of Shares sufficient to satisfy the applicable withholding obligations or rights for Tax-Related Items, provided that the amount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission (“Sale to Cover”), and (ii) the proceeds of such Sale to Cover shall be remitted to the Company. In the event the proceeds from the Sale to Cover are insufficient to fully satisfy the applicable withholding obligations or rights for Tax-Related Items, Participant authorizes the Company or its respective agents to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the RSUs, by withholding from Participant’s wages or other cash compensation payable to Participant, requiring Participant to make cash payment in an amount equal to the withholding obligations or rights for Tax-Related Items, or any other method determined by the Company and to the extent required by Applicable Laws or the Plan, approved by the Administrator. Given that the Sale to Cover is both mandatory and non-discretionary, it is the intent of the parties that this Section 3.2(b) comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and this Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
(c)    The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs and Dividend Equivalents, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying withholding obligations for Tax-Related Items.
(d)    The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
ARTICLE IV.
OTHER PROVISIONS
4.1    Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)    all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the RSUs, the Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)    the RSUs, the Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)    the future value of the Shares underlying the RSUs and the Dividend Equivalents is unknown, indeterminable, and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs and the Dividend Equivalents resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);
(i)    unless otherwise agreed with the Company, the RSUs, the Dividend Equivalents and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;
(j)    unless otherwise provided in the Plan or by the Company in its discretion, the RSUs, the Dividend Equivalents and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs, the Dividend Equivalents or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(k)    the following provisions apply only if Participant is providing services outside the United States:
(i)    the RSUs, the Dividend Equivalents and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose; and
(ii)    neither the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs, the Dividend Equivalents or of any amounts due to Participant pursuant to the vesting of the RSUs or of the Dividend Equivalents or the subsequent sale of any Shares acquired upon settlement of the RSUs and the Dividend Equivalents.
4.2    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, or comparable non-U.S. postal service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5    Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any other securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without his or her consent to the extent necessary to comply with Applicable Laws applicable to issuance of Shares.
4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or other service of the Company, the Service Recipient or any Subsidiary or interferes with or restricts in any way the rights of the Company, the Service Recipient and any other Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Service Recipient or another Subsidiary and Participant.
4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
4.13    Data Privacy. In accepting the RSUs, Participant explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Grant Notice and this Agreement and any other grant materials by an and among, as applicable, the Company, the Service Recipient and any other Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company, the Service Recipient and other Subsidiaries hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social security number, passport or other identification number, salary, nationality, job title, or any shares of stock or directorships held in the Company, and details of all awards or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant further understands that the Company, the Service Recipient and/or other Subsidiaries will transfer Data among themselves as necessary for the exclusive purposes of implementation, administration and management of Participant’s participation in the Plan, and that the Company, the Service Recipient and/or other Subsidiaries may each further transfer Data to Fidelity Stock Plan Services, LLC and certain of its affiliates (“Fidelity”) or such other third party, which are assisting the Company (or may assist the Company in the future) with the implementation, administration, and management of the Plan.

Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the United States may have different data privacy laws and protections than Participant’s country. Participant understands that, if Participant resides outside the United States, Participant may request a list with the names and addresses of Data Recipients by contacting in writing Participant’s local human resources representative. Participant authorizes the recipients of Data to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

Participant understands that, if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data to make the information contained therein factually accurate, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consents, Participant’s employment status or career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the consents is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing the consents may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact in writing Participant’s local human resources representative.

Upon request of the Company or the Service Recipient, Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Service Recipient) that the Company and/or the Service Recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s jurisdiction(s), either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.
4.14    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.15    Language. Participant acknowledges that Participant is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in the English language, and understands the content of the Grant Notice or this Agreement and other Plan-related materials . If

Participant has received the Grant Notice and this Agreement or any other document related to the Plan and/or the RSUs translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.16    Governing Law and Venue. The RSUs, the Grant Notice and this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
For purposes of any action, lawsuit or other proceedings that arises under this Award or the Grant Notice and this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this Award is made and/or to be performed.
4.17    Appendix. Notwithstanding any provisions in this Global Restricted Stock Unit Agreement, the RSUs shall be subject to any additional terms and conditions set forth in any Appendix to this Global Restricted Stock Unit Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
4.18    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
4.19    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country or broker’s country, or the country in which Stock is listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Stock, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the United States and Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
4.20    Exchange Control, Foreign Asset/Account Reporting Requirements. Participant acknowledges that Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. Applicable Laws may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

4.21    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Grant Notice and this Agreement shall not operate or be construed as a waiver of any other provision of the Grant Notice and this Agreement, or of any subsequent breach by Participant or any other Participant.
By electronically accepting the Grant Notice and this Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and the Grant Notice and this Agreement. Within six months of the Grant Date, if Participant has not electronically accepted the Grant Notice and this Agreement on Fidelity’s website (or the website of any other stock plan service provider appointed by the Company), then this Award shall be deemed accepted, and Participant shall be bound by the terms and conditions in the Plan and the Grant Notice and this Agreement.

* * * * *

APPENDIX
TO
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Global Restricted Stock Unit Agreement (the “RSU Agreement”) and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities, exchange controls, tax and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the RSUs vest or Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the information contained herein may not be applicable to Participant in the same manner.

EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED KINGDOM
Data Privacy. The following provisions replace Section 4.13 of the RSU Agreement:

(a)    Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is Participant’s consent.
(b)    Stock Plan Administration Service Providers. The Company transfers Data to Fidelity Stock Plan Services, LLC. and certain of its affiliated companies (“Fidelity”), an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Where required, the legal basis for the transfer of Data to Fidelity is Participant’s consent. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with Fidelity, with such agreement being a condition to the ability to participate in the Plan.
(c)    International Data Transfers. The Company and its service providers, including Fidelity are based in the U.S. Participant’s country or jurisdiction may have different data privacy laws and protections than the U.S. Where required, the legal basis for the transfer of Data to these recipients is Participant’s consent.
(d)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with Applicable Laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. This period may extend beyond Participant’s period of employment or other service with the Service Recipient.
(e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a voluntary basis. Participant understands that Participant may request to stop the transfer and processing of Participant’s Data for purposes of Participant’s participation in the Plan and that Participant’s compensation from or employment relationship with the Service Recipient will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow Participant to participate in the Plan. Participant understands that Participant’s Data will still be processed in relation to Participant’s employment or service and for record-keeping purposes.
(f)    Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact Participant’s local human resources representative.

AUSTRALIA
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies, subject to the conditions therein.

Securities Law Information. The offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If Participant offers Shares for sale to a person or entity in Australia, Participant may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on any disclosure obligations prior to making any such offer.

CHINA
Terms and Conditions
The following terms and conditions will apply to Participant to the extent that the Company, in its discretion, determines that Participant’s participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the State Administration of Foreign Exchange (“SAFE”).
Additional Vesting and Settlement Condition. The following provisions supplement the “Vesting Schedule” section of the Grant Notice and Section 2.2 of the RSU Agreement:
Notwithstanding anything to the contrary in the Grant Notice or the RSU Agreement, the RSUs shall not vest and no Shares will be issued to Participant, unless and until all necessary exchange control or other approvals with respect to the RSUs under the Plan have been obtained from SAFE or its local counterpart (“SAFE Approval”), and provided that such SAFE Approval is maintained through each vesting date. If or to the extent the Company is unable, or if the Company chooses not, to obtain the SAFE Approval, no Shares subject to the RSUs for which SAFE Approval is not completed or maintained shall be issued.  If Participant’s status as a Service Provider is terminated prior to the SAFE Approval, Participant shall not be entitled to vest in any portion of the RSUs and the RSUs shall be forfeited without any liability to the Company, the Service Recipient or any other Subsidiary.
Stock Must Remain With Company’s Designated Broker. Participant agrees to hold any Shares received upon settlement of the RSUs with the Company’s designated broker until the Shares are sold. The limitation shall apply to all Shares issued to Participant under the Plan, whether or not Participant continues to be a Service Provider with the Company, the Service Recipient or any other Subsidiary.
Forced Sale of Shares. The Company has the discretion to arrange for the sale of the Shares issued upon settlement of the RSUs, either immediately upon settlement or at any time thereafter. In any event, if Participant is terminated as a Service Provider, Participant will be required to sell all Shares acquired upon settlement of the RSUs within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on Participant’s behalf pursuant to this authorization without further consent). Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. Participant acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to Participant in accordance with applicable exchange control laws and regulations.
Exchange Control Restrictions. Participant understands and agrees that Participant will be required to immediately repatriate to China any proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares. Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or a Subsidiary), and Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or a Subsidiary) on Participant’s behalf prior to being delivered to Participant and that no interest shall be paid with respect to funds held in such account.

The proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to Participant in U.S. dollars, Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to Participant in local currency, Participant acknowledges that the Company (or its Subsidiaries) are under no obligation to secure any particular exchange conversion rate and that the Company (or its Subsidiaries) may face delays in converting the proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company (or its Subsidiaries) in the future in order to facilitate compliance with exchange control requirements in China.
Administration. The Company (or its Subsidiaries) shall not be liable for any costs, fees, lost interest or dividends or other losses that Participant may incur or suffer resulting from the enforcement of the terms of the Agreement or otherwise from the Company’s operation and enforcement of the Plan in accordance with any applicable laws, rules, regulations and requirements.
FRANCE
Terms and Conditions
Language Consent. In accepting the RSUs, Participant confirms that he or she has read and understood the documents relating to the RSUs (the Plan and the Agreement, including this Appendix), which were provided to Participant in the English language. Participant accepts the terms of these documents accordingly.

Consentement relatif à la Langue utilisée. En acceptant l’Attribution de Droits, Participant confirme avoir lu et compris les documents relatifs à cette Attribution de Droits sur l’augmentation de la valeur des Actions (“RSUs”) qui lui ont été remis en langue anglaise (le Plan et le Contrat). Participant accepte les termes et conditions afférentes à ces documents en connaissance de cause.

Notifications
Tax Information. Participant understands and agrees that the RSUs are not intended to qualify for specific tax and social security treatment in France under Sections L. 225-197-1 to L. 225-197-6-1 and Sections L. 22-1059 to L. 22-10-60 of the French Commercial Code, as amended.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank. If Participant receives cross-border payments in excess of EUR 12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, Participant must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.
IRELAND
Terms and Conditions
Director Notification Requirement. If Participant is a director, shadow director, de facto director or secretary of an Irish Subsidiary, he or she must notify the Irish Subsidiary in writing if (i) Participant receives or disposes of an interest exceeding 1% of the voting equity of the Company (e.g., RSUs, Shares, etc.), (ii) Participant becomes aware of an event giving rise to a notification requirement, or (iii) Participant becomes a director (including a shadow director or a de facto director) or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director, de facto director or secretary).
ITALY
Terms and Conditions
Plan Document Acknowledgement. Participant acknowledges that Participant has read and specifically and expressly acknowledges the Grant Notice, sections of the RSU Agreement (Section 1.1 (Award of RSUs and Dividend Equivalents), Section 2.1 (Vesting; Forfeiture), Section 3.1 (Representation), Section 3.2 (Responsibility for Taxes), Section 4.1 (Nature of Grant), Section 4.11 (Not a Contract of Employment), Section 4.14 (Electronic Delivery and Participation), Section 4.15 (Language), Section 4.16 (Governing Law and Venue), and Section 4.17 (Appendix)), and the “Data Privacy” provision of this Appendix.
JAPAN

There are no country-specific provisions.

KOREA
There are no country-specific provisions.
NETHERLANDS
There are no country-specific provisions.
SINGAPORE

Terms and Conditions
Sale of Shares. For any RSUs that vest within six months of the Grant Date, Participant agrees that he or she will not sell or offer to sell the Shares acquired prior to the six-month anniversary of the Grant Date, unless such sale or offer to sell in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or any other applicable provisions of the SFA.
Notifications
Securities Law Information. The grant of RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA and not with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Obligation. If Participant is a director, associate director, or shadow director of a Singapore Subsidiary, Participant may be subject to certain notification requirements under the Singapore Companies Act. To the extent applicable to directors of a Singapore Subsidiary, these requirements include an obligation to notify the Singaporean Subsidiary in writing of an interest (e.g., RSUs or Shares) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest, and (iii) becoming a director, associate director or shadow director.

UNITED KINGDOM
Terms and Conditions
Settlement Only in Stock. Notwithstanding anything to the contrary in Section 2.2 of the RSU Agreement or Sections 6.3(c) and 11.34 of the Plan, the RSUs shall be paid in Shares only and do not provide Participant with any right to receive a cash payment. This provision is without prejudice to the application of Section 3.2 of the RSU Agreement.
Responsibility for Taxes. The following provisions supplement Section 3.2 of the RSU Agreement:
Without limitation to Section 3.2 of the RSU Agreement, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by Participant within 90 days of the end of the UK tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs” ) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Service Recipient, as applicable, any employee NICs due on this additional benefit, which the Company or the Service Recipient may recover from Participant by any of the means referred to in Section 3.2 of the RSU Agreement.
Joint Election for Transfer of Employer NICs. As a condition of participation in the Plan and the vesting of the RSUs, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Service Recipient (or any successor to the Company or the Service Recipient) in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Service Recipient (the “Joint Election”), which is attached to this Appendix, the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Service Recipient. Participant further agrees that the Company and/or the Service Recipient may collect the Employer’s NICs from Participant by any of the means set forth in Section 3.2 of the RSU Agreement.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Service Recipient, as applicable, the Company, in its sole discretion and without any liability to the Company or the Service Recipient, may choose not to issue or deliver any Shares or proceeds from the sale of Shares to Participant upon vesting of the RSUs.

IMPORTANT NOTE: By accepting the RSUs (whether by signing the Grant Notice or via the Company’s designated electronic acceptance procedures), Participant is agreeing to be bound by the terms of the Joint Election. Participant should read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election. If requested by the Company, Participant agrees to execute the Joint Election in hard copy even if Participant has accepted the Agreement through the Company's electronic acceptance procedure. By entering into the Joint Election, Participant agrees that any employer’s NICs liability that may arise in connection with participation in the Plan will be transferred to Participant, and Participant authorizes the Service

Recipient to recover an amount sufficient to cover this liability by such methods, including but not limited to, deductions from Participant’s salary or other payments due or the sale of sufficient Shares acquired pursuant to the RSUs.

RAPID MICRO BIOSYSTEMS, INC.
2023 INDUCEMENT PLAN
(UK EMPLOYEES)
Election to Transfer the Employer's Secondary Class 1 National Insurance Liability to the Employee
1.    PARTIES
This Election is between:
(A)    The individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the terms and conditions of the Rapid Micro Biosystems, Inc. 2023 Inducement Plan (the “Plan”), and
(B)    Rapid Micro Biosystems, Inc., 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, USA (the “Company”), which may grant RSUs under the Plan and is entering into this Form of Election on behalf of the Employer.
2.    PURPOSE OF ELECTION
2.1    This Election relates to all RSUs granted to Employee under the Plan up to the termination date of the Plan.
2.2    In this Election the following words and phrases have the following meanings:
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income" from RSUs on which Employer's National Insurance Contributions becomes due is defined as:
(i)    an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)    an amount that counts as employment income of the earner under section 438 ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)    any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)    the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA);
(B)    the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)    the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.
“Taxable Event” means any event giving rise to Relevant Employment Income.
2.3    This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
2.4    This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
2.5    This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.6    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Global Restricted Stock Unit Agreement. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.
3.    ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by accepting the RSUs (including by electronic means) or by separately signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
4.    PAYMENT OF THE EMPLOYER’S LIABILITY
4.1    The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)    directly from the Employee by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or
(iv)    where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the RSUs, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or
(v)    by any other means specified in the Global Restricted Stock Unit Agreement.

4.2    The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the RSUs to the Employee until full payment of the Employer’s Liability is received.
4.3    The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
5.    DURATION OF ELECTION
5.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
5.2    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the RSUs in circumstances where section 483 of ITEPA applies.
5.3    This Election will continue in effect until the earliest of the following:
(i)    the Employee and the Company agree in writing that it should cease to have effect;
(ii)    on the date the Company serves written notice on the Employee terminating its effect;
(iii)    on the date HMRC withdraws approval of this Election; or
(iv)    after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.4    This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.
[Electronic Acceptance/Signature page follows]

Acceptance by the Employee
The Employee acknowledges that by accepting the RSUs, (whether by clicking on the “Accept” box where indicated in the Company’s electronic acceptance procedure or by signing the Global Restricted Stock Unit Grant Notice in hard copy) or by separately signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.
Signed

_________________________________________________
The Employee

Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company

_________________________________________________
[insert name]
[insert title]

SCHEDULE OF EMPLOYER COMPANIES
The following are the employing companies to which this Joint Election may apply:

Name:	[insert]
Registered Office:	[insert]
Company Registration Number:	[insert]
Corporation Tax Reference:	[insert]
PAYE Reference:	[insert]